                          EXHIBIT 22

            SUBSIDIARIES OF SOUTHERN UNION COMPANY

            SUBSIDIARIES OF SOUTHERN UNION COMPANY     Exhibit 22



                 Name                      State of Incorporation
- - ----------------------------------------   ----------------------

Lavaca Realty Company                             Delaware
Mercado Gas Services Inc.                         Delaware
Southern Union Econofuel Company                  Delaware
Southern Union Energy International, Inc.         Delaware
Southern Union Energy
  Products and Services Company                   Delaware
Southern Union Exploration Company                Delaware
Southern Transmission Company                     Delaware
Western Gas Interstate Company                    Delaware
Western Utilities, Inc.                           Delaware


- - --------------------------

Note: Two other wholly owned subsidiaries of Southern Union Company, Southern Union Gas Company, Inc. (a Delaware corporation) and Southern Union Gas Company, Inc. (a Texas corporation), conduct no business except to the extent necessary to hold the Corporate name.